Exhibit 10.7

Execution Version

AGREEMENT AND PLAN OF MERGER

Merging

MEMORIAL RESOURCE DEVELOPMENT LLC, a Delaware limited liability company,

With and Into

MRD OPERATING LLC, a Delaware limited liability company

This Agreement and Plan of Merger (the “Agreement”) is entered into as of June 18, 2014, by and between MEMORIAL RESOURCE DEVELOPMENT LLC, a Delaware limited liability company (“MRD”), and MRD OPERATING LLC, a Delaware limited liability company (“Operating”).

WHEREAS, the sole member of each of MRD and Operating has determined that it is advisable and in the best interests of MRD and Operating, respectively, that MRD merge with and into Operating (the “Merger”) pursuant to the provisions of Section 18-209 of the Delaware Limited Liability Company Act (the “Applicable Law”), that the assets, debts, liabilities, obligations, restrictions, disabilities and duties of MRD and Operating be allocated hereunder as provided under the Applicable Law, and that Operating survive the merger, all upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Merger, the parties hereto agree as follows:

ARTICLE I

THE MERGER

At the Effective Time (as hereinafter defined), MRD shall be merged with and into Operating in accordance with the Applicable Law, and the separate existence of MRD shall cease and Operating shall thereafter continue as the surviving entity (the “Surviving Entity”) under the laws of the State of Delaware.

ARTICLE II

THE SURVIVING ENTITY

A. At the Effective Time, the Certificate of Formation of Operating, as in effect immediately prior to the Effective Time, shall be the Certificate of Formation of the Surviving Entity.

B. At the Effective Time, the Limited Liability Company Agreement of Operating, as in effect immediately prior to the Effective Time, shall be the Limited Liability Company Agreement of the Surviving Entity.

C. At the Effective Time, the officers of Operating shall be the officers of the Surviving Entity until their successors have been duly appointed or their earlier death, resignation or removal.

ARTICLE III

MANNER AND BASIS OF CONVERTING INTERESTS

The manner and basis of converting the ownership interests of MRD into membership interests, obligations or other securities of the Surviving Entity or, in whole or in part, into cash or other property and the manner and basis of converting rights to acquire ownership interests of MRD into rights to acquire membership interests, obligations, or other securities of the Surviving Entity or, in whole or in part, into cash or other property are as follows:

At the Effective Time, each ownership interest of MRD shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically cancelled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any such ownership interests, whether or not certificated, shall cease to have any rights with respect thereto.

ARTICLE IV

EFFECT OF MERGER

At the Effective Time, all property (including, without limitation, the real, personal and intangible property), rights, privileges, powers and franchises of MRD shall vest in the Surviving Entity, and all liabilities and obligations of MRD shall become liabilities and obligations of the Surviving Entity.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

A. MRD hereby warrants and represents that (i) it is a limited liability company duly organized, validly existing and in good standing under Delaware law; (ii) it has all requisite power and authority to enter into this Agreement; and (iii) this Agreement has been duly executed and delivered by MRD and constitutes the valid and binding obligation of MRD enforceable against it in accordance with the terms of this Agreement.

B. Operating hereby warrants and represents that: (i) it is a limited liability company duly organized, validly existing and in good standing under Delaware law; (ii) it has all requisite power and authority to enter into this Agreement; and (iii) this Agreement has been duly executed and delivered by Operating and constitutes the valid and binding obligation of Operating enforceable against it in accordance with the terms of this Agreement.

ARTICLE VI

ACKNOWLEDGEMENTS AND AGREEMENTS

A. The parties hereto agree and acknowledge that prior to the Effective Date MRD shall have distributed to its sole member the following assets (the “Distributions”):

(i)	All of the shares of common stock of Memorial Resource Development Corp. held by MRD;

(ii)	All of its interests in BlueStone Natural Resources Holdings, LLC and its assets;

(iii)	All of its interests in MRD Midstream LLC and its assets;

(iv)	All of its interests in MRD Royalty LLC and its assets;

(v)	All of its interests in Golden Energy Partners LLC and its assets;

(vi)	All of its interests in Classic Pipeline & Gathering, LLC and its assets;

(vii)	All of the subordinated units representing limited partner interests in Memorial Production Partners LP;

(viii)	All of its interests in the debt service reserve account relating to the 10.00%/10.75% Senior PIK Toggle Notes due 2018 (the “PIK Notes”) including any cash therein as of the date of such distribution; and

(ix)	Approximately $6.7 million of cash.

B. The parties hereto further agree and acknowledge that on the Effective Date the sole remaining assets of MRD shall consist of operating contracts to which MRD is party relating to the businesses of Operating and its affiliates (the “Contracts”).

C. The parties hereto agree that from the date hereof through the Effective Date MRD shall administer and perform under the Contracts on behalf of and for the benefit of Operating and its affiliates.

D. The parties hereto agree that (i) Operating shall be entitled to all revenues, proceeds, income and products from or attributable to the Contracts to the extent accruing or accrued from and after the date hereof and (ii) Operating shall be responsible for all expenses, obligations and liabilities incurred with respect to the Contracts to the extent accruing or accrued from and after the date hereof (and shall reimburse MRD for, or pay, all such expenses, obligations and liabilities).

ARTICLE V

CERTIFICATE AND CONDITIONS

The parties hereto shall effect the Merger by filing with the Secretary of State of the State of Delaware a Certificate of Merger substantially in the form of Exhibit A attached hereto (the “Certificate of Merger”). The Certificate of Merger shall be filed as promptly as reasonably practicable following the satisfaction of the following conditions:

(i)	The Distributions shall have been completed; and

(ii)	The sole member of MRD shall have received documentation reasonably satisfactory to such sole member of MRD evidencing the full discharge of the indenture governing the PIK Notes.

ARTICLE VI

EFFECTIVE TIME

As used in this Agreement, the term “Effective Time” shall mean the date that the Certificate of Merger is filed with the Delaware Secretary of State.

[signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the date first set forth above.

MEMORIAL RESOURCE DEVELOPMENT LLC

By:	MRD Holdco LLC, its sole member

By:	/s/ Kyle N. Roane
Kyle N. Roane
Vice President & General Counsel

MRD OPERATING LLC

By:	Memorial Resource Development Corp., its sole member

By:	/s/ Kyle N. Roane
Kyle N. Roane
Vice President & General Counsel

Agreement and Plan of Merger

Exhibit A

CERTIFICATE OF MERGER

OF

MRD OPERATING LLC

Pursuant to Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company hereby certifies that:

FIRST: The name and jurisdiction of formation of each of the entities party to the merger are:

Name of Entity	State of Formation and Type of Entity
Memorial Resource Development LLC	Delaware limited liability company

MRD Operating LLC	Delaware limited liability company

SECOND: An agreement and plan of merger has been approved and executed by each of the entities party to the merger in accordance with the requirements of Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: The name of the surviving limited liability company is “MRD Operating LLC,” a Delaware limited liability company.

FOURTH: The Certificate of Formation of MRD Operating LLC shall be the Certificate of Formation of the surviving limited liability company.

FIFTH: The merger is to become effective on the date this certificate is filed with the Secretary of State of the State of Delaware.

SIXTH: The executed agreement and plan of merger is on file at 1301 McKinney Street, Suite 2100, Houston, Texas 77010, the address of the principal place of business of the surviving limited liability company.

SEVENTH: A copy of the agreement and plan of merger will be furnished by the surviving limited liability company, on request and without cost, to any member or any person holding an interest in any other entity party to the merger.

IN WITNESS WHEREOF, MRD Operating LLC has caused this certificate to be signed by an authorized officer on June 18, 2014.

MRD OPERATING LLC

By:	Memorial Resource Development Corp., its sole member

By: